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                           SCHEDULE 14A INFORMATION

              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Consent Statement        [  ] Confidential, for Use of
                                               the Commission Only (as
                                               permitted by Rule 14a-6(e)(2))
[ ]  Definitive Consent Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Oregon Steel Mills, Inc.
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               (Name of Registrant as Specified In Its Charter)

      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
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              Attention: Important Proxy Voting Information for
                    Shareholders of Oregon Steel Mills, Inc

                   Your Gold Consent Card Must Be Received
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                       No Later than Monday, February 22
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Dear Fellow Shareholder:

We recently sent you a GOLD consent card in connection with our consent solicitation seeking your support for three corporate governance proposals to restore shareholder value and management accountability at Oregon Steel Mills,Inc. (Ticker: OS). In order for your vote to count, your GOLD consent card must be received no later than Monday, February 22. A failure to return
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the GOLD consent card by February 22 has the same effect as a vote against our
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proposals.  In addition, if you have received the company's revocation statement
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and white card, we strongly urge you not to return the white card.

 .       If you believe that management should be accountable to shareholders, particularly in light of the dramatic decline in value of Oregon Steel shares over the last year, then we urge you to vote FOR proposals 1,2 and 3. Our proposals seek to improve corporate governance at the company by requiring annual election of directors (proposal 1); shareholder approval of poison pills (proposal 2); and the adoption of confidential voting (proposal 3).

 .       Independent proxy voting firms, including Institutional Shareholder
        Services and Proxy Monitor, are recommending that their clients vote FOR our corporate governance proposals.

 .       Top institutional investors like Crabbe Huson and The New York City
        Employees' Retirement System are voting FOR proposals 1,2, and 3.


Why are these independent proxy voting firms and institutional investors supporting our proposals? Because it is in the best interests of all
                                                ---------------------
shareholders to enact sensible corporate governance reforms that promote
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management accountability and shareholder value.


             If you have any questions, please call 1-888-235-2465



      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
         1429 G Street, NW, Suite 245, Washington, DC 20005
                   Phone: 1-888-235-2465 / FAX: 202-508-6992